UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 9, 2017

GTT Communications, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000- 35965	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7900 Tysons One Place

Suite 1450

McLean, VA 22102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 442-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                             Entry into a Material Definitive Agreement

Credit Agreement

On January 9, 2017, GTT Communications, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) by and among (1) the Company, as borrower, (2) KeyBank National Association, as the administrative agent and as an LC issuer, (3) KeyBanc Capital Markets Inc., Credit Suisse Securities (USA) LLC and SunTrust Robinson Humphrey, Inc., as joint lead arrangers and joint bookrunners, (4) Credit Suisse AG, Cayman Islands Branch, and SunTrust Bank, as the syndication agents, (5) Citizens Bank, Wells Fargo Bank, National Association, and ING Capital LLC, as the documentation agents and  (6) the lenders party thereto.

The Credit Agreement provides for a $700 million term loan facility and a $75 million revolving line of credit facility (which includes a $25 million letter of credit facility).  In addition, the Company may request incremental term loan and/or incremental revolving loan commitments in an aggregate amount not to exceed the sum of $150 million and an unlimited amount that is subject to pro forma compliance with certain net secured leverage ratio tests, provided, however, that incremental revolving loan commitments may not exceed $25 million.

The proceeds of the term loan facility were used on January 9, 2017 to (1) pay a portion of the consideration payable in the Company’s acquisition of Hibernia NGS Limited (“Hibernia”), which is described below, (2) to refinance the Company’s existing credit facility, (3) to refinance the existing credit facility of Hibernia and its subsidiaries and (4) to pay costs and expenses associated with such transactions.

The maturity date of the term loan facility is January 9, 2024 and the maturity date of the revolving loan facility is January 9, 2022.  Each maturity date may be extended per the terms of the Credit Agreement.  The Company may prepay loans under the Credit Agreement at any time, subject to certain notice requirements and LIBOR breakage costs.  If within six months after entering into the Credit Agreement certain prepayments of the term loans made on January 9, 2017 are made or any amendment reduces the “effective yield” applicable to all or a portion of such term loans, such prepayment or repriced portions of the term loans will be subject to a penalty equal to 1.00% of the outstanding term loans being prepaid or repriced.

At the Company’s election, loans under the Credit Agreement may also be made as either Base Rate Loans or Eurodollar Loans.  The applicable margin for term loans is 3.00% for Base Rate Loans and 4.00% for Eurodollar Loans.  All term loan Eurodollar Loans are subject to a floor of 1.00%.  The applicable margin for revolving loans is 2.50% for Base Rate Loans and 3.50% for Eurodollar Loans.

The obligations of the Company under the Credit Agreement are guaranteed by its subsidiaries GTT Americas LLC, GTT Global Telecom Government Services, LLC, Hibernia Atlantic U.S. LLC, Hibernia, Hibernia Atlantic Cable System Limited, Hibernia Atlantic Communications (Canada) Company, Hibernia International Assets Inc., Hibernia Atlantic (UK) Limited, Hibernia Media (UK) Limited, and Hibernia Networks (Netherlands) B.V., the other domestic subsidiaries of the Company that shall from time to time become a guarantor, and the foreign subsidiaries designated by the Company and acceptable to the administrative agent that shall from time to time become a guarantor  (collectively, the “Guarantors”).  The obligations of the Company under the Credit Agreement are secured by substantially all of the tangible and intangible assets of the Company and the Guarantors, including by a pledge of 100% of the equity interests of the domestic subsidiaries of the Company and Guarantors and 65% of the equity interests of the first-tier foreign subsidiaries of the Company and the Guarantors.

The Credit Agreement contains customary financial and operating covenants, including covenants restricting the incurrence of debt, imposition of liens, the payment of dividends and entering into affiliate transactions.  The revolving loan facility includes a consolidated net secured leverage ratio during any fiscal quarter in which the aggregate amount of revolving loans, face amount of all letters of credit and unpaid reimbursement obligations for letters of credit exceeds 30% of the revolving loan facility commitment.  The term loan facility does not include a financial maintenance covenant.  The Credit Agreement also contains customary events of default, including among others nonpayment of principal or interest, material inaccuracy of representations and failure to comply with covenants.  If an event of default occurs and is continuing under the Credit Agreement, the entire outstanding balance may become immediately due and payable.

Several of the lenders under the Credit Agreement and their affiliates may have various relationships with the Company and its subsidiaries involving the provision of financial services, such as investment banking, commercial banking, advisory, cash management, custody and corporate credit card services and interest rate hedging for which they will receive customary fees.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Supplemental Indenture

In connection with the acquisition of Hibernia, GTT Escrow Corporation (“Escrow Corp.”), a wholly-owned subsidiary of the Company, issued on December 22, 2016 $300 million aggregate principal amount of 7.875% Senior Notes due 2024 (the “Notes”), pursuant to that certain indenture, dated as of December 22, 2016 (the “Indenture”), by and between Escrow Corp. and Wilmington Trust, National Association, as trustee (the “Trustee”).  Upon issuance of the Notes, the gross proceeds from the offering of the Notes were deposited into an escrow account.  The gross proceeds of the Notes were released from escrow (the “Escrow Release”) on January 9, 2017 (the “Escrow Release Date”) after certain escrow conditions were satisfied, including the consummation of the acquisition of Hibernia.

On the Escrow Release Date, Escrow Corp. merged with and into the Company, with the Company surviving the merger.  In connection therewith, the Company and certain subsidiaries of GTT that are guarantors of GTT’s Credit Agreement described above (the “Guaranteeing Subsidiaries”) entered into the first supplemental indenture to the Indenture, dated as of January 9, 2017 (the “First Supplemental Indenture”), with the Trustee, pursuant to which the Company assumed the obligations of Escrow Corp. under the Indenture and the Notes and pursuant to which the Guaranteeing Subsidiaries guaranteed the Notes on a senior unsecured basis.  The guarantees provided by the Guaranteeing Subsidiaries may be released under certain circumstances described in the Indenture.

The foregoing description of the First Supplemental Indenture does not purport to be complete and is qualified in its entirety (1) by reference to the full text of the First Supplemental Indenture, which is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference and (2) by reference to the description of the Indenture and the Notes in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on December 22, 2016, which description is incorporated herein by reference.

Item 1.02                                           Termination of Material Definitive Agreement

In connection with the entry into the Credit Agreement described in Item 1.01 above, on January 9, 2017 the Company and its subsidiaries terminated the Credit Agreement, dated as of October 22, 2015, among:  (1) the Company, (2) the lenders from time to time party hereto, (3) KeyBank National Association, as the administrative agent, as the swing line lender, and as LC issuer, (4) SunTrust Bank, as a lender and as the syndication agent, (5) KeyBank Capital Markets Inc. and SunTrust Robinson Humphrey, Inc., as joint lead arrangers and joint bookrunners and (6) MUFG Union Bank, N.A., Pacific Western Bank, CIT Bank, N.A., ING Capital LLC, Société Générale and CoBank, ACB as co-documentation agents.

Item 2.01                             Completion of Acquisition or Disposition of Assets.

On January 9, 2017, the Company completed the acquisition of all of the equity securities of Hibernia from Murosa Development S.A.R.L. (“Murosa”) and Columbia Ventures Corporation (together with Murosa, the “Sellers”), pursuant to the previously announced Share Purchase Agreement (the “Purchase Agreement”), dated as of November 8, 2016, by and among the Company, Hibernia, the Sellers and Murosa in its capacity as the Seller Representative.  The purchase price was $590 million plus approximately $24.6 million of closing date adjustments related to estimated closing date cash.  The purchase price was paid by delivery of $539.6 million in cash and 3,329,872 shares of the common stock, par value $0.0001 per share, of the Company.  The purchase price is subject to a final post-closing reconciliation for closing date cash, working capital, transaction expenses, indebtedness and certain tax payments.

The foregoing description of the acquisition does not purport to be complete and is qualified in its entirety by reference to the description of the acquisition and the Purchase Agreement in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Commission on November 15, 2016, which is incorporated herein by reference.

Item 2.03                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 3.02                                           Unregistered Sale of Equity Securities

As described in Item 2.01 above, on January 9, 2017 the Company issued an aggregate of 3,329,872 shares of Company common stock, and this issuance occurred simultaneously with the closing under the Purchase Agreement.  The Company shares were issued to the Sellers and the chief executive officer of Hibernia.  These Company shares are restricted securities under the Securities Act of 1933, as amended, and have been issued in reliance on the exemption from registration under the Securities Act provided by Section 4(2) of the Securities Act.  This issuance is the consummation of the issuance described in Item 3.02 of the Company’s Current Report on Form 8-K filed with the Commission on November 15, 2016.

Item 8.01                                           Other Events

On January 9, 2017, the Company issued a press release announcing the closing of the acquisition of Hibernia under the Purchase Agreement.  A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                               Financial Statements and Exhibits

(a)         Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date that this Current Report was required to be filed.

(b)         Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date that this Current Report was required to be filed.

(d)         Exhibits

4.1                               First Supplemental Indenture, dated as of January 9, 2017, by and among the Company, the Guaranteeing Subsidiaries party thereto and Wilmington Trust, National Association, as trustee

10.1                        Credit Agreement, dated as of January 9, 2017, by and among (1) the Company, as borrower, (2) KeyBank National Association, as the administrative agent and as an LC Issuer, (3) KeyBanc Capital Markets Inc., Credit Suisse Securities (USA) LLC and SunTrust Robinson Humphrey, Inc., as joint lead arrangers and joint bookrunners, (4) Credit Suisse AG, Cayman Islands Branch, and SunTrust Bank, as the syndication agents, (5) Citizens Bank, Wells Fargo Bank, National Association, and ING Capital LLC, as the documentation agents and  (6) the lenders party thereto

99.1                        Press Release dated January 9, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2017	GTT COMMUNICATIONS, INC.

/s/ Chris McKee
Chris McKee Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of January 9, 2017, by and among the Company, the Guaranteeing Subsidiaries party thereto and Wilmington Trust, National Association, as trustee

10.1

Credit Agreement, dated as of January 9, 2017, by and among (1) the Company, as borrower, (2) KeyBank National Association, as the administrative agent and as an LC Issuer, (3) KeyBanc Capital Markets Inc., Credit Suisse Securities (USA) LLC and SunTrust Robinson Humphrey, Inc., as joint lead arrangers and joint bookrunners, (4) Credit Suisse AG, Cayman Islands Branch, and SunTrust Bank, as the syndication agents, (5) Citizens Bank, Wells Fargo Bank, National Association, and ING Capital LLC, as the documentation agents and (6) the lenders party thereto

99.1	Press Release dated January 9, 2017